Exhibit 99.1

RETAIL PROPERTIES OF AMERICA, INC. REPORTS
YEAR TO DATE SAME STORE NOI INCREASE OF 3.4%
AND INCREASES GUIDANCE
Oak Brook, IL – November 3, 2015 – Retail Properties of America, Inc. (NYSE: RPAI) (the “Company”) today reported financial and operating results for the quarter and nine months ended September 30, 2015.
FINANCIAL RESULTS
For the quarter ended September 30, 2015, the Company reported:

▪	Operating funds from operations (Operating FFO) attributable to common shareholders of $64.4 million, or $0.27 per share, compared to $65.7 million, or $0.28 per share, for the same period in 2014;

▪
Funds from operations (FFO) attributable to common shareholders of $53.7 million, or $0.23 per share, compared to $65.0 million, or $0.28 per share, for the same period in 2014, the decrease being primarily attributable to non-operating transactions; and

▪	Net income (loss) attributable to common shareholders of $76.0 million, or $0.32 per share, compared to $(29.1) million, or $(0.12) per share, for the same period in 2014.
For the nine months ended September 30, 2015, the Company reported:

▪	Operating FFO attributable to common shareholders of $188.7 million, or $0.80 per share, compared to $194.4 million, or $0.82 per share, for the same period in 2014;

▪
FFO attributable to common shareholders of $168.4 million, or $0.71 per share, compared to $194.5 million, or $0.82 per share, for the same period in 2014, the decrease being primarily attributable to non-operating transactions; and

▪	Net income attributable to common shareholders of $115.0 million, or $0.49 per share, compared to $10.3 million, or $0.04 per share, for the same period in 2014.
OPERATING RESULTS
For the quarter ended September 30, 2015, the Company’s portfolio results were as follows:

▪	2.0% increase in same store net operating income (NOI) over the comparable period in 2014;

▪	4.2% increase in same store NOI, excluding the impact of strategic remerchandising activities, over the comparable period in 2014;

▪
Total portfolio percent leased, including leases signed but not commenced: 94.8% at September 30, 2015, down 20 basis points from 95.0% at September 30, 2014 and up 30 basis points from 94.5% at June 30, 2015;

▪
Retail portfolio percent leased, including leases signed but not commenced: 94.6% at September 30, 2015, down 10 basis points from 94.7% at September 30, 2014 and up 20 basis points from 94.4% at June 30, 2015;

▪	Retail portfolio annualized base rent (ABR) per occupied square foot of $16.17 at September 30, 2015, up 5.4% from $15.34 ABR per occupied square foot at September 30, 2014;

▪	Target market multi-tenant retail portfolio ABR per occupied square foot of $18.06;

■ Retail Properties of America, Inc.
T: 800.541.7661
www.rpai.com    2021 Spring Road, Suite 200
Oak Brook, IL 60523

▪	666,000 square feet of retail leasing transactions comprised of 131 new and renewal leases; and

▪	Positive comparable cash leasing spreads of 19.6% on new leases and 7.3% on renewal leases for a blended spread of 9.4%.
For the nine months ended September 30, 2015, the Company’s portfolio results were as follows:

▪	3.4% increase in same store NOI over the comparable period in 2014;

▪	4.9% increase in same store NOI, excluding the impact of strategic remerchandising activities, over the comparable period in 2014;

▪	2,213,000 square feet of retail leasing transactions comprised of 412 new and renewal leases; and

▪	Positive comparable cash leasing spreads of 21.8% on new leases and 6.5% on renewal leases for a blended spread of 8.4%.
“We are pleased to report another strong quarter of results, including stronger than expected same store NOI, record-setting blended re-leasing spreads, meaningful traction on our non-strategic dispositions and an increase in earnings guidance,” stated Steve Grimes, president and chief executive officer. “As we approach the end of the year, we are very confident in our ability to exceed all of our 2015 objectives.”
REMERCHANDISING UPDATE
The Company continues its efforts to remerchandise 15 anchor locations within its 2015 same store portfolio, representing approximately 537,000 square feet of gross leasable area. Year to date, tenants in 14 of these locations vacated, representing approximately 496,000 square feet, of which four tenants vacated during the quarter, representing 97,000 square feet. Year to date, the Company has re-leased 241,000 square feet with weighted average downtime of approximately five months, of which 119,000 square feet was comparable with a weighted average re-leasing spread of 26.0%. The Company now expects that the weighted average comparable re-leasing spread for the 15 anchor locations will be in the range of 10% to 15%, with weighted average downtime of approximately 12 months.
INVESTMENT ACTIVITY
Acquisitions
During the quarter, the Company closed on the previously announced acquisition of Coal Creek Marketplace (Coal Creek), located in the Seattle Metropolitan Statistical Area (MSA), for a gross purchase price of $17.6 million. Coal Creek is a 56,000 square foot grocery-anchored shopping center situated in a well-populated and affluent area within a high barrier-to-entry sub-market. The property is 94.6% occupied and is anchored by Quality Food Centers, a subsidiary of Kroger. The Company also closed on the previously announced acquisition of an outparcel at one of its lifestyle centers, Southlake Town Square located in the Dallas MSA, for a gross purchase price of $8.4 million. The recently constructed building is occupied by Trader Joe’s.
Subsequent to quarter end, the Company acquired an outparcel at one of its neighborhood centers, Royal Oaks Village II located in the Houston MSA, for a gross purchase price of $6.8 million. The building is currently under construction and leased to Trader Joe’s, which is expected to open in the first half of 2016.
Additionally, the Company is under contract to acquire Towson Square, a mixed-use shopping center located in the Washington, D.C./Baltimore corridor, for a gross purchase price of $40.5 million. The property is anchored by a state-of-the-art 15 screen Cinemark Theatre and supported by a variety of national and regional restaurant concepts such as BJ’s Restaurant and Brewhouse, World of Beer, Bobby’s Burger Palace, Bonefish Grill and Nando’s Peri-Peri. Towson Square is a

new development that opened in 2014 and is currently 96.6% occupied. The property is located adjacent to the Company’s existing center, Towson Circle. The Company expects to integrate both of these properties into one property as part of the larger planned redevelopment. This transaction is expected to close during the fourth quarter of 2015, subject to satisfaction of customary closing conditions.
Year to date, the Company has completed or announced $463.9 million of unencumbered acquisitions, with a weighted average ABR per occupied square foot of $21.54. These acquisitions are comprised of high quality, multi-tenant retail assets located in the Washington, D.C./Baltimore corridor, in addition to the Seattle, Austin, Dallas and Houston MSAs, resulting in an expansion of the Company’s multi-tenant retail footprint in these target markets by 1.2 million square feet. These properties possess strong demographic profiles, with weighted average household income of $128,000 and weighted average population of 103,000 within a three-mile radius.
Dispositions
During the quarter, the Company completed $250.3 million of dispositions, including the sales of eight non-strategic multi-tenant retail assets for $242.5 million, one of which was classified as held for sale as of June 30, 2015, one office asset for $4.8 million, which was classified as held for sale as of June 30, 2015, and one single-user retail asset for $3.0 million.
Subsequent to quarter end, the Company sold one non-strategic development asset, which was held in a consolidated joint venture, for $35.0 million. In addition, the Company entered into agreements to dispose of one non-strategic multi-tenant retail asset and a development asset for total consideration of approximately $58.5 million. These transactions are expected to close during the fourth quarter of 2015, subject to satisfaction of customary closing conditions.
Year to date, the Company has completed or announced $499.0 million of dispositions of 16 non-strategic multi-tenant retail assets, five of its six remaining office assets, one single-user retail asset and a development asset. These assets have a weighted average ABR per occupied square foot of $12.76, which is 40.8% lower than that of the year-to-date acquisitions, with weighted average household income of $77,000 and weighted average population of 68,000 within a three-mile radius.
BALANCE SHEET AND CAPITAL MARKETS ACTIVITY
During the quarter, the Company repaid $163.8 million of mortgage debt, excluding amortization, with a weighted average interest rate of 5.32% and defeased $40.7 million of mortgage debt with an interest rate of 7.50%. Subsequent to quarter end, the Company repaid $67.3 million of mortgage debt, excluding amortization, with a weighted average interest rate of 4.97% and a variable rate construction loan with a principal balance of $15.9 million and an interest rate of 2.50% as of the repayment date.
Year to date, the Company repaid $417.2 million of mortgage and construction debt, excluding amortization, with a weighted average interest rate of 5.56% and defeased $65.3 million of mortgage debt with an interest rate of 7.50% in connection with its 2015 disposition activity.
As of September 30, 2015, the Company had approximately $2.3 billion of consolidated indebtedness, which resulted in a net debt to adjusted EBITDA ratio of 5.7x, or a net debt and preferred stock to adjusted EBITDA ratio of 6.0x, as compared to 6.3x and 6.6x, respectively, as of June 30, 2015. Consolidated indebtedness had a weighted average contractual interest rate of 4.55% and a weighted average maturity of 4.5 years.

GUIDANCE
The Company is increasing its 2015 Operating FFO guidance to a range of $1.04 to $1.06 per share from $1.02 to $1.04 per share. The Company is also increasing its 2015 same store NOI growth guidance to a range of 2.5% to 3.0% from 1.75% to 2.75% as a result of continued outperformance during the quarter, driven by higher rental income and lower bad debt expense. The increase in the Company’s Operating FFO guidance is primarily attributable to the increase in its same store NOI growth guidance, the receipt of unexpected bankruptcy proceeds from a former tenant and the timing of its investment activity.
DIVIDEND
On October 27, 2015, the Company’s Board of Directors declared the fourth quarter 2015 Series A preferred stock distribution of $0.4375 per preferred share, for the period beginning October 1, 2015, which will be paid on December 31, 2015 to preferred shareholders of record on December 21, 2015.
On October 27, 2015, the Company’s Board of Directors also declared the fourth quarter 2015 quarterly cash dividend of $0.165625 per share on the Company’s outstanding Class A common stock, which will be paid on January 8, 2016 to Class A common shareholders of record on December 23, 2015.
WEBCAST AND SUPPLEMENTAL INFORMATION
The Company’s management team will hold a webcast on Wednesday, November 4, 2015 at 11:00 AM EST, to discuss its quarterly financial results and operating performance, as well as business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.
A live webcast will be available online on the Company’s website at www.rpai.com in the Investor Relations section. The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. Please dial in at least ten minutes prior to the start of the call to register.
A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com in the Investor Relations section of the website and follow the instructions. A replay of the call will be available from 2:00 PM (EST) on November 4, 2015 until midnight (EST) on November 18, 2015. The replay can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers and entering pin number 13618232.
The Company has also posted supplemental financial and operating information and other data in the Investor Relations section of its website.
ABOUT RPAI
Retail Properties of America, Inc. is a REIT and is one of the largest owners and operators of high quality, strategically located shopping centers in the United States. As of September 30, 2015, the Company owned 201 retail operating properties representing 29.2 million square feet. The Company is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.

SAFE HARBOR LANGUAGE
The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “may,” “expect,” “continue,” “remains,” “intend,” “aim,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,” “likely,” “anticipate” and “probable,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic, business and financial conditions, and changes in the Company’s industry and changes in the real estate markets in particular, market price of the Company’s common stock, general volatility of the capital and credit markets, competitive and cost factors, the ability of the Company to enter into new leases or renew leases on favorable terms, frequency and magnitude of defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy or insolvency of a major tenant or a significant number of smaller tenants, the effects of declining real estate valuations and impairment charges on the Company’s operating results, interest rates and operating costs, rental rates and/or vacancy rates, risks generally associated with real estate acquisitions, dispositions and redevelopment activity, satisfaction of closing conditions to the pending transactions described herein, the Company’s failure to successfully execute its non-core disposition program and capital recycling efforts, the Company’s ability to create long-term shareholder value, the Company’s ability to effectively manage growth, the availability, terms and deployment of capital, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Forms 10-K and 10-Q filed with the SEC titled “Risk Factors”. The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
NON-GAAP FINANCIAL MEASURES
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable real estate, plus depreciation and amortization and impairment charges on depreciable real estate, including amounts from continuing and discontinued operations, as well as adjustments for unconsolidated joint ventures in which the reporting entity holds an interest. The Company has adopted the NAREIT definition in its computation of FFO attributable to common shareholders. The Company believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing its performance and operations to those of other real estate investment trusts (REITs). The Company believes that FFO attributable to common shareholders, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to “Net Income” or “Net Income Attributable to Common Shareholders” as an indicator of the Company’s performance or “Cash Flows from Operating Activities” as determined by GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends.
The Company also reports Operating FFO attributable to common shareholders, which is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which the Company does not consider representative of the comparable operating results of the Company’s core business platform, its real estate operating portfolio. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the financial statement impact of gains or losses associated with the early extinguishment of debt or other liabilities, actual or anticipated settlement of litigation involving the Company, executive separation charges and impairment charges to write down the carrying value of assets other than depreciable real estate, which are otherwise excluded from the Company's calculation of FFO attributable to common shareholders. The Company believes that Operating FFO attributable to common shareholders, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO attributable to common shareholders does not represent an alternative to “Net Income” or “Net Income Attributable to Common Shareholders” as an indicator of the Company’s performance or “Cash Flows from Operating Activities” as determined by GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Further, comparison of the Company’s presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
The Company also reports NOI, same store NOI and same store NOI, excluding the impact of strategic remerchandising activities. The Company defines NOI as operating revenues (rental income, tenant recovery income and other property income, excluding straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line ground rent expense, amortization of acquired ground lease intangibles and straight-line bad debt expense). Same Store NOI for the nine months ended September 30, 2015 represents NOI from the Company’s same store portfolio consisting of 184 operating properties acquired or placed in service and stabilized prior to January 1, 2014. NOI from Other Investment Properties for the nine months ended September 30, 2015 represents NOI primarily from properties acquired during 2014 and 2015, the Company’s development properties, two properties where the Company has begun activities in anticipation of future redevelopment, one property that was impaired below its debt balance during 2014, the investment properties that were sold or held for sale in 2014 and 2015 that did not qualify for discontinued operations treatment and the historical ground rent expense related to an existing same store investment property that was subject to a ground lease with a third party prior to the Company’s acquisition of the fee interest during the first quarter of 2014. In addition, the financial results reported in Other Investment Properties for the nine months ended September 30, 2015 include the net income from the Company's wholly-owned captive insurance company, which was formed on December 1, 2014, and the financial results reported in Other Investment Properties for the nine months ended September 30, 2014 include the historical intercompany expense elimination related to the Company's former insurance captive unconsolidated joint venture investment, in which the Company terminated its participation effective December 1, 2014. For the nine months ended September 30, 2014, the historical captive insurance expense related to the Company’s portfolio was recorded in equity in loss of unconsolidated joint ventures, net. For the three months ended September 30, 2015, the Company's same store portfolio consists of 191 operating properties inclusive of the same store portfolio for the nine months ended September 30, 2015 and seven additional operating properties acquired during the first half of 2014. The financial results reported in Other Investment Properties for the three months ended September 30, 2015 are inclusive of the topics described above for the nine months ended September 30, 2015 excluding the seven investment properties acquired during the first half of 2014. NOI consists of the sum of Same Store NOI and NOI from Other Investment Properties. Same Store NOI, excluding the impact of strategic remerchandising activities, represents Same Store NOI, less the operating revenues of the previously announced 15 anchor locations subject to strategic remerchandising that have vacated as of September 30, 2015, as well as the related revenue impact of such efforts due to co-tenancy provisions or otherwise. The Company believes that NOI, Same Store NOI, NOI from Other Investment Properties and Same Store NOI, excluding the impact of strategic remerchandising activities, are useful measures of the Company’s operating performance. Further, the Company believes Same Store NOI, excluding the impact of strategic remerchandising activities, is also useful as it provides a basis for evaluating the impact of the Company's previously announced remerchandising activity on its operating results. Other REITs may use different methodologies for calculating these metrics, and accordingly, the Company’s NOI metrics may not be comparable to other REITs. The Company believes that these metrics provide an operating perspective not immediately apparent from operating income or net income attributable to common shareholders as defined within GAAP. The Company uses these metrics to evaluate its performance on a property-by-property basis because these measures allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on the Company’s operating results. However, these measures should only be used as alternative measures of the Company’s financial performance.
Adjusted EBITDA represents net income attributable to common shareholders before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its ongoing performance. The Company believes that Adjusted EBITDA is useful because it allows investors and management to evaluate and compare its performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income attributable to common shareholders as an indicator of operating performance or any measure of performance derived in accordance with GAAP. The Company’s calculation of Adjusted EBITDA may be different from the calculation used by other companies and, accordingly, comparability may be limited.
Net Debt to Adjusted EBITDA represents (i) the Company’s total debt less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. The Company believes that this ratio is useful because it provides investors with information regarding total debt net of cash and cash equivalents, which could be used to repay debt, compared to the Company’s performance as measured using Adjusted EBITDA.
Net Debt and Preferred Stock to Adjusted EBITDA represents (i) the Company’s total debt, plus preferred stock, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. The Company believes that this ratio is useful because it provides investors with information regarding total debt and preferred stock, net of cash and cash equivalents, which could be used to repay debt, compared to the Company’s performance as measured using Adjusted EBITDA.
CONTACT INFORMATION
Michael Fitzmaurice, VP - Finance
Retail Properties of America, Inc.
(630) 634-4233

Retail Properties of America, Inc.
Condensed Consolidated Balance Sheets
(amounts in thousands, except par value amounts)
(unaudited)

	September 30, 2015	December 31, 2014
Assets
Investment properties:
Land	$1,265,170	$1,195,369
Building and other improvements	4,449,686	4,442,446
Developments in progress	47,008	42,561
	5,761,864	5,680,376
Less accumulated depreciation	(1,400,363)	(1,365,471)
Net investment properties	4,361,501	4,314,905

Cash and cash equivalents	116,538	112,292
Accounts and notes receivable (net of allowances of $8,160 and $7,497, respectively)	79,390	86,013
Acquired lease intangible assets, net	140,064	125,490
Assets associated with investment properties held for sale	—	33,640
Other assets, net	106,356	131,520
Total assets	$4,803,849	$4,803,860

Liabilities and Equity
Liabilities:
Mortgages payable, net (includes unamortized premium of $2,013 and $3,972, respectively, and unamortized discount of $(2) and $(470), respectively)	$1,230,590	$1,634,465
Unsecured notes payable, net (includes unamortized discount of $(1,119) and $0, respectively)	498,881	250,000
Unsecured term loan	450,000	450,000
Unsecured revolving line of credit	130,000	—
Accounts payable and accrued expenses	69,768	61,129
Distributions payable	39,301	39,187
Acquired lease intangible liabilities, net	117,085	100,641
Liabilities associated with investment properties held for sale	—	8,203
Other liabilities	75,175	70,860
Total liabilities	2,610,800	2,614,485

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, 7.00% Series A cumulative redeemable preferred stock, 5,400 shares issued and outstanding as of September 30, 2015 and December 31, 2014; liquidation preference $135,000	5	5
Class A common stock, $0.001 par value, 475,000 shares authorized, 237,287 and 236,602 shares issued and outstanding as of September 30, 2015 and December 31, 2014, respectively	237	237
Additional paid-in capital	4,929,255	4,922,864
Accumulated distributions in excess of earnings	(2,737,562)	(2,734,688)
Accumulated other comprehensive loss	(380)	(537)
Total shareholders' equity	2,191,555	2,187,881
Noncontrolling interests	1,494	1,494
Total equity	2,193,049	2,189,375
Total liabilities and equity	$4,803,849	$4,803,860

Retail Properties of America, Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues
Rental income	$116,715	$120,143	$355,525	$355,093
Tenant recovery income	28,901	29,230	89,617	86,086
Other property income	5,339	2,074	9,898	5,905
Total revenues	150,955	151,447	455,040	447,084

Expenses
Property operating expenses	22,741	23,638	71,589	72,306
Real estate taxes	20,961	20,574	61,957	58,055
Depreciation and amortization	52,871	54,691	163,345	163,582
Provision for impairment of investment properties	169	54,584	4,113	60,378
General and administrative expenses	10,939	6,982	35,949	22,794
Total expenses	107,681	160,469	336,953	377,115

Operating income (loss)	43,274	(9,022)	118,087	69,969

Gain on extinguishment of other liabilities	—	—	—	4,258
Equity in loss of unconsolidated joint ventures, net	—	(232)	—	(1,443)
Gain on change in control of investment properties	—	—	—	24,158
Interest expense	(40,425)	(37,356)	(110,610)	(101,092)
Other income, net	479	4,706	1,398	5,383
Income (loss) from continuing operations	3,328	(41,904)	8,875	1,233

Discontinued operations:
Loss, net	—	—	—	(148)
Gain on sales of investment properties	—	—	—	655
Income from discontinued operations	—	—	—	507
Gain on sales of investment properties	75,001	15,168	113,214	15,695
Net income (loss)	78,329	(26,736)	122,089	17,435
Net income (loss) attributable to the Company	78,329	(26,736)	122,089	17,435
Preferred stock dividends	(2,362)	(2,362)	(7,087)	(7,087)
Net income (loss) attributable to common shareholders	$75,967	$(29,098)	$115,002	$10,348

Earnings (loss) per common share - basic and diluted
Continuing operations	$0.32	$(0.12)	$0.49	$0.04
Discontinued operations	—	—	—	—
Net income (loss) per common share attributable to common shareholders	$0.32	$(0.12)	$0.49	$0.04

Weighted average number of common shares outstanding - basic	236,439	236,203	236,348	236,177

Weighted average number of common shares outstanding - diluted	236,553	236,203	236,400	236,180

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands, except per share amounts)
(unaudited)

Funds From Operations (FFO) Attributable to Common Shareholders and
Operating FFO Attributable to Common Shareholders (a)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Net income (loss) attributable to common shareholders	$75,967	$(29,098)	$115,002	$10,348
Depreciation and amortization	52,596	54,691	162,520	164,291
Provision for impairment of investment properties	169	54,584	4,113	60,378
Gain on sales of investment properties	(75,001)	(15,168)	(113,214)	(40,508)
FFO attributable to common shareholders	$53,731	$65,009	$168,421	$194,509

FFO attributable to common shareholders per common share outstanding	$0.23	$0.28	$0.71	$0.82

FFO attributable to common shareholders	$53,731	$65,009	$168,421	$194,509
Impact on earnings from the early extinguishment of debt, net	10,618	5,354	17,635	8,985
Provision for hedge ineffectiveness	(4)	—	(25)	(13)
Reversal of excise tax accrual	—	(4,594)	—	(4,594)
Gain on extinguishment of other liabilities	—	—	—	(4,258)
Executive separation charges (b)	—	—	3,537	—
Other (c)	91	(73)	(909)	(199)
Operating FFO attributable to common shareholders	$64,436	$65,696	$188,659	$194,430

Operating FFO attributable to common shareholders per common share outstanding	$0.27	$0.28	$0.80	$0.82

(a)
Results for the nine months ended September 30, 2014 include amounts from discontinued operations and our pro rata share from our unconsolidated joint ventures. All of our unconsolidated joint venture arrangements were dissolved prior to December 31, 2014.

(b)	Included in "General and administrative expenses" in the condensed consolidated statements of operations.

(c)	Consists of settlement and easement proceeds, which are included in "Other income, net" in the condensed consolidated statements of operations.

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands)
(unaudited)

Reconciliation of Net Income (Loss) Attributable to Common Shareholders to NOI

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Operating revenues
Same store investment properties (191 and 184 properties, respectively):
Rental income	$102,935	$101,312	$292,184	$285,411
Tenant recovery income	25,611	25,259	72,118	70,492
Other property income	1,081	914	3,069	2,535
Other investment properties:
Rental income	12,876	17,798	60,334	65,020
Tenant recovery income	3,290	3,971	17,499	15,594
Other property income	1,013	1,014	3,117	3,091
Operating expenses
Same store investment properties (191 and 184 properties, respectively):
Property operating expenses	(18,338)	(18,915)	(54,293)	(56,326)
Real estate taxes	(18,718)	(17,853)	(50,328)	(48,001)
Other investment properties:
Property operating expenses	(3,612)	(3,907)	(14,919)	(13,466)
Real estate taxes	(2,243)	(2,721)	(11,629)	(10,054)

NOI from continuing operations
Same store investment properties	92,571	90,717	262,750	254,111
Other investment properties	11,324	16,155	54,402	60,185
Total NOI from continuing operations	103,895	106,872	317,152	314,296

Other income (expense)
Straight-line rental income, net	655	875	2,297	3,979
Amortization of acquired above and below market lease intangibles, net	505	334	1,346	1,216
Amortization of lease inducements	(256)	(176)	(636)	(533)
Lease termination fees	3,245	146	3,712	279
Straight-line ground rent expense	(931)	(956)	(2,797)	(2,934)
Amortization of acquired ground lease intangibles	140	140	420	420
Depreciation and amortization	(52,871)	(54,691)	(163,345)	(163,582)
Provision for impairment of investment properties	(169)	(54,584)	(4,113)	(60,378)
General and administrative expenses	(10,939)	(6,982)	(35,949)	(22,794)
Gain on extinguishment of other liabilities	—	—	—	4,258
Equity in loss of unconsolidated joint ventures, net	—	(232)	—	(1,443)
Gain on change in control of investment properties	—	—	—	24,158
Interest expense	(40,425)	(37,356)	(110,610)	(101,092)
Other income, net	479	4,706	1,398	5,383
Total other expense	(100,567)	(148,776)	(308,277)	(313,063)

Income (loss) from continuing operations	3,328	(41,904)	8,875	1,233

Discontinued operations:
Loss, net	—	—	—	(148)
Gain on sales of investment properties	—	—	—	655
Income from discontinued operations	—	—	—	507
Gain on sales of investment properties	75,001	15,168	113,214	15,695
Net income (loss)	78,329	(26,736)	122,089	17,435
Net income (loss) attributable to the Company	78,329	(26,736)	122,089	17,435
Preferred stock dividends	(2,362)	(2,362)	(7,087)	(7,087)
Net income (loss) attributable to common shareholders	$75,967	$(29,098)	$115,002	$10,348

Same Store NOI, Excluding the Impact of Strategic Remerchandising Activities
Same store NOI	$92,571	$90,717	$262,750	$254,111
Less: Impact of strategic remerchandising activities	(653)	(2,466)	(3,828)	(7,280)
Same store NOI, excluding the impact of strategic remerchandising activities	$91,918	$88,251	$258,922	$246,831

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands, except ratios and per share amounts)
(unaudited)

Reconciliation of Net Income Attributable to Common Shareholders to Adjusted EBITDA

	Three Months Ended
	September 30, 2015	December 31, 2014

Net income attributable to common shareholders	$75,967	$23,502
Preferred stock dividends	2,362	2,363
Interest expense	40,425	32,743
Depreciation and amortization	52,871	52,385
Gain on sales of investment properties	(75,001)	(26,501)
Provision for impairment of investment properties	169	11,825
Adjusted EBITDA	$96,793	$96,317
Annualized	$387,172	$385,268

Reconciliation of Debt to Total Net Debt and Net Debt and Preferred Stock

	September 30, 2015	December 31, 2014

Total consolidated debt	$2,309,471	$2,342,540
Less: consolidated cash and cash equivalents	(116,538)	(112,292)
Total net debt	$2,192,933	$2,230,248
Preferred stock	135,000	135,000
Net debt and preferred stock	$2,327,933	$2,365,248
Net Debt to Adjusted EBITDA (a)	5.7x	5.8x
Net Debt and Preferred Stock to Adjusted EBITDA (a)	6.0x	6.1x

FFO Attributable to Common Shareholders and Operating FFO Attributable to Common Shareholders Guidance

	Per Share Guidance Range Full Year 2015
	Low	High

Net income attributable to common shareholders	$0.60	$0.62
Depreciation and amortization	0.90	0.90
Provision for impairment of investment properties	0.02	0.02
Gain on sales of investment properties	(0.57)	(0.57)
FFO attributable to common shareholders	$0.95	$0.97

Impact on earnings from the early extinguishment of debt, net	0.07	0.07
Provision for hedge ineffectiveness	—	—
Executive and realignment separation charges	0.02	0.02
Other	—	—
Operating FFO attributable to common shareholders	$1.04	$1.06

(a)	For purposes of these ratio calculations, annualized three months ended figures were used.